                STOCK OPTION AGREEMENT

     FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
             OF THE INTERNAL REVENUE CODE
                    PURSUANT TO THE

        COLUMBIAN BANK, A FEDERAL SAVINGS BANK
         1994 STOCK OPTION AND INCENTIVE PLAN


     STOCK OPTION for a total of _________ shares of common stock, par value $1.00 per share, of Columbian Bank, a Federal Savings Bank (the "Bank"), which Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is hereby granted to _______________ (the "Optionee") at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Columbian Bank, a Federal Savings Bank 1994 Stock Option and Incentive Plan (the "Plan") which was adopted by the Bank and which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1. Option Price. The option price is $______ for each share, being 100% 1/ of the fair market value, as determined by the Committee, of the common stock on the date of grant of this Option.

     2. Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

     (i) Schedule of rights to exercise.


                                     Percentage of Total Shares
Years of Continuous Employment      Subject to Option Which May
After Date of Grant of Option              Be Exercised
------------------------------      ----------------------------

     Upon Grant                               _________%
     1 year but less than 2 years             _________%
     2 years but less than 3 years            _________%
     3 years but less than 4 years            _________%
     4 years but less than 5 years            _________%
     5 years or more                          _________%
__________
1/ 110% in the case of an Optionee who owns shares representing more than 10% of the outstanding common stock of the Bank on the date of grant of this Option.
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ISO Agreement
Page 2

     (ii) Method of Exercise. This Option shall be exercisable by a written notice by the Optionee which shall:

     (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

     (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of common stock as may be satisfactory to the Bank's counsel;

     (c) be signed by the person or persons entitled to exercise the Option and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Bank, of the right of such person or persons to exercise the Option; and

     (d) be in writing and delivered in person or by certified mail to the Treasurer of the Bank.

     Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, common stock, or such combination of cash and common stock as the Optionee elects. The certificate or certificates for shares of common stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     (iii) Restrictions on exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Bank may require the person exercising this Option to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

     3. Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Bank for such tax withholding as may be required of the Bank under federal, state, or local law on account of such exercise.

     4. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

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ISO Agreement
Page 3

     5. Term of Option. This Option may not be exercisable for more than ten **/ years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

                              COLUMBIAN BANK, A FEDERAL
                              SAVINGS BANK 1994 STOCK OPTION
                              AND INCENTIVE PLAN COMMITTEE


                              By ___________________________


___________________
Date of Grant                 Attest: _______________ (Seal)

__________
**/ Five years in the case of an Optionee who owns shares representing more than 10% of the outstanding common stock of the Bank on the date of grant of this Option.

               INCENTIVE STOCK OPTION EXERCISE FORM

                         PURSUANT TO THE

              COLUMBIAN BANK, A FEDERAL SAVINGS BANK
               1994 STOCK OPTION AND INCENTIVE PLAN


                                        __________________
                                           Date


Treasurer
Columbian Bank, a Federal Savings Bank
303-307 St. John Street
Havre de Grace, Maryland  21078

     Re:  Columbian Bank, a Federal Savings Bank 1994 Stock
          Option and Incentive Plan
          -------------------------------------------------

Dear Sir:

     The undersigned elects to exercise his/her Incentive Stock Option to purchase ________ shares, par value $1.00 per share, of common stock of Columbian Bank, a Federal Savings Bank under and pursuant to a Stock Option Agreement dated ______________, 199__.

     Delivered herewith is a certified or bank cashier's or teller's check and/or shares of common stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

               $______   of cash or check
                ______   ____ shares of common stock,
                         valued at $____ per share
               $         Total
                ======

     The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name _______________________________________________
Address ____________________________________________
Social Security Number _____________________________


                         Very truly yours,

                         ___________________________

                      STOCK OPTION AGREEMENT

         FOR NON-INCENTIVE STOCK OPTIONS PURSUANT TO THE

              COLUMBIAN BANK, A FEDERAL SAVINGS BANK
               1994 STOCK OPTION AND INCENTIVE PLAN

     STOCK OPTION for a total of _________ shares of common stock, par value $1.00 per share, of Columbian Bank, a Federal Savings Bank (the "Bank") is hereby granted to ________________ (the "Optionee") at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Columbian Bank, a Federal Savings Bank 1994 Stock Option and Incentive Plan (the "Plan") which has been adopted by the Bank and which is incorporated by reference herein, receipt of which is hereby acknowledged. Such stock options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     1. Option Price. The option price is $__________ for each share, being _______% of the fair market value, as determined by the Committee, of the common stock on the date of grant of this Option.

     2. Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

     (i)  Schedule of rights to exercise.


                                     Percentage of Total Shares
Years of Continuous Employment      Subject to Option Which May
After Date of Grant of Option              Be Exercised
------------------------------      ----------------------------

     Upon Grant                               _________%
     1 year but less than 2 years             _________%
     2 years but less than 3 years            _________%
     3 years but less than 4 years            _________%
     4 years but less than 5 years            _________%
     5 years or more                          _________%

     (ii) Method of Exercise. This Option shall be exercisable by a written notice which shall:
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Non-ISO Agreement
Page 2
     (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

     (b) contain such representations and agreements as to the holders' investment intent with respect to such shares of common stock as may be satisfactory to the Bank's counsel;

     (c) be signed by the person or persons entitled to exercise the Option and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Bank, of the right of such person or persons to exercise the Option; and

     (d) be in writing and delivered in person or by certified mail to the Treasurer of the Bank.

     Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, common stock, or such combination of cash and common stock as the Optionee elects. The certificate or certificates for shares of common stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     (iii) Restrictions on exercise. The Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to his exercise of this Option, the Bank may require the person exercising this Option to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

     3. Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Bank for such tax withholding as may be required of the Bank under federal, state, or local law on account of such exercise.

     4. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

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Non-ISO Agreement
Page 3

     5. Term of Option. This Option may not be exercisable for more than ten years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

                            COLUMBIAN BANK, A FEDERAL SAVINGS
                            BANK 1994 STOCK OPTION AND INCENTIVE
                            PLAN COMMITTEE


___________________         By __________________________
Date of Grant
                            Attest _______________ (Seal)

             NON-INCENTIVE STOCK OPTION EXERCISE FORM

                         PURSUANT TO THE

              COLUMBIAN BANK, A FEDERAL SAVINGS BANK
               1994 STOCK OPTION AND INCENTIVE PLAN


                                   _________________
                                       Date



Treasurer
Columbian Bank, a Federal Savings Bank
303-307 St. John Street
Havre de Grace, Maryland  21078

     Re:  Columbian Bank, a Federal Savings Bank 1994 Stock
          Option and Incentive Plan
          -------------------------------------------------


Dear Sir:

     The undersigned elects to exercise his/her Non-Incentive
Stock Option to purchase ________ shares, par value $1.00 per share, of common stock of Columbian Bank, a Federal Savings Bank under and pursuant to a Stock Option Agreement dated
___________, 199__.

     Delivered herewith is a certified or bank cashier's or tellers check and/or shares of common stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

          $______    of cash or check
           ______    ____ shares of common stock, valued at
                     $____ per share
          $          Total
           ======

     The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person is as follows:

Name _______________________________________________
Address ____________________________________________
Social Security Number _____________________________


                         Very truly yours,

                         ___________________________